Exhibit 99.1

PRESS RELEASE

Selectica Announces Financial Results for the First Quarter of Fiscal 2014

SAN MATEO, Calif., August 8, 2013 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its fiscal first quarter ended June 30, 2013.

Selectica Chairman Michael Brodsky said, “Our first quarter was overall weaker than anticipated. However, I remain fully confident in our potential to continue to grow our top-tier client base and seize the opportunity to supply best-in-class CPQ and contract management solutions to a growing, global market.”

“We’re pleased to have completed a capital raise earlier in the quarter resulting in net proceeds of approximately $5.2 million through the sale of stock and warrants,” said Todd Spartz, Selectica Chief Financial Officer. “We did, however, recognize increased bad debt, resulting in a quarter-over-quarter increase of $415,000 within general administrative expense.”

Financial highlights

Selectica delivered the following financial results for the first quarter of fiscal 2014:

●	Recurring revenue: Selectica grew recurring revenue from $2.6 million in Q1 FY 2013 to $3.2 million in Q1 FY2014, a year-over-year increase of 20%.

●

Billings: Billings for Q1 FY2014 were $3.3 million, compared to $4.1 million in Q1 FY2013, a 21% decrease year-over-year. Billings were $6.7 million in Q4 FY2013. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period. Please refer to the financial tables below for a reconciliation of this non-GAAP measure to GAAP.

●

Deferred revenue: As of Q1 FY2014, the company had deferred revenue of $6.8 million, a 2% year-over-year increase from Q1 FY2013, when deferred revenue was $6.7 million. As of Q4 FY2013, deferred revenue was $7.9 million.

PRESS RELEASE

Business highlights

Business highlights from Q1 FY2014 include:

●

Equity financing to fuel SaaS revenue growth: In May, Selectica secured equity financing to be delivered over the course of two quarters and to be used to fuel additional sales presence both in North America and EMEA. The total value of the raise was $6.4 million with the first installment being $5.7 million (net $5.2 million).

●

Summer release featuring major CPQ enhancements: Selectica’s summer release, announced in June, introduced a series of significant enhancements to its core configure price quote solution, including a comprehensive analytics dashboard, workflows that can be configured according to user needs, and an out-of-the-box integration with Selectica Contract Lifecycle Management for a seamless path from configuration, pricing, and quoting through to contract management.

●

Launch of Selectica CPQ for NetSuite: At NetSuite’s annual user conference, SuiteWorld 2013, Selectica launched its Selectica CPQ for NetSuite offering, giving NetSuite users the opportunity to expand the value of their investment, and configure, price, and quote accurate deals from their NetSuite environment.

●

Selectica CLM 6.0 release: Selectica announced the release of Selectica Contract Lifecycle Management (CLM) 6.0 which features an integration with DocuSign, improved contract approvals visibility, and a revamped composer UI to simplify approvals rule modeling.

●	Growing presence in EMEA: Selectica expanded its global operations into EMEA territory, adding two sales representatives local to the area dedicated to nurturing overseas pipeline.

Additional results

Total revenues for Q1 FY2014 were $4.4 million, compared to $4.2 million for Q1 FY2013, a year-over-year increase of 5%. Total revenues were $4.2 million in Q4 FY2013.

Net loss applicable to common stockholders for Q1 FY2014 was $2.9 million, or $(0.97) per share, compared to a net loss applicable to common stockholders of $709,000, or $(0.25) per share in Q1 FY2013, and a net loss applicable to common stockholders of $2.1 million, or $(0.73) per share, in Q4 FY2013. On a non-GAAP basis, excluding the non-cash accounting effects of our warrants, preferred stock, and stock-based compensation, the company lost $1.8 million or $(0.60) per share, compared to a loss of $501,000 or $(.18) per share in Q1 FY2013 and $1.3 million or $(0.47) per share in Q4 FY 2013.

Complete financial results for Q1 FY2014 can be found in the attached financial tables.

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world’s most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars’ worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue.

PRESS RELEASE

For more information:

●	Visit the Selectica website to learn more about the company and its products and customers (http://www.selectica.com)
●	Follow @Selectica_Inc on Twitter to stay up to date with industry news and updates (http://twitter.com/Selectica_Inc)
●	Visit “Done Deal,” the Selectica blog, to read articles, advice, and commentary on how to optimize deal processes (http://www.selectica.com/blog)
●	Watch Selectica videos on YouTube to see what Selectica and its products can do (http://www.youtube.com/user/SelecticaVideos)
●	Browse the Selectica resource center to find guides and resources on how to improve sales and contracting processes (http://www.selectica.com/resources)

Non-GAAP financial measures

Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, filed by the company with the Securities and Exchange Commission.

PRESS RELEASE

Media contact

Jordan McMahon

Selectica

(650) 532-1520

pr@selectica.com

Investor contact

Todd Spartz

Selectica

(650) 532-1540

ir@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2013	2012

Revenues:
Recurring revenues	$3,166	$2,636
Non-recurring revenues	1,206	1,540
Total revenues	4,372	4,176

Cost of revenues:
Cost of recurring revenues	672	331
Cost of non-recurring revenues	1,236	1,228
Total cost of revenues	1,908	1,559

Gross profit:
Recurring gross profit	2,494	2,305
Non-recurring gross profit	(30)	312
Total gross profit	2,464	2,617

Operating expenses:
Research and development	1,103	931
Sales and marketing	2,073	1,520
General and administrative	1,555	870
Total operating expenses	4,731	3,321
Loss from operations	(2,267)	(704)

Increase in fair value of warrant liability	(139)	-
Interest and other income (expense), net	(15)	(5)
Net loss	(2,421)	(709)
Preferred stock accretion	477	-
Net loss applicable to common stockholders	$(2,898)	$(709)

Basic and diluted net loss per common share applicable to common stockholders	$(0.97)	$(0.25)

Reconciliation to non-GAAP net loss:
Net loss applicable to common stockholders	$(2,898)	$(709)
Increase in fair value of warrant liability	139	-
Stock-based compensation expense	485	208
Preferred stock accretion	477	-
Non-GAAP net loss	$(1,797)	$(501)

Non-GAAP basic and diluted net loss per share	$(0.60)	$(0.18)

Weighted average shares outstanding for basic and diluted net loss per share applicable to common stockholders	3,000	2,807

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,
	2013	2013

ASSETS
Current assets
Cash and cash equivalents	$13,913	$12,098
Accounts receivable	2,935	3,455
Prepaid expenses and other current assets	832	853
Total current assets	17,680	16,406

Property and equipment, net	401	407
Other assets	89	39
Total assets	$18,170	$16,852

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$5,561	$6,000
Accounts payable	1,006	1,010
Accrued payroll and related liabilities	850	982
Accrued restructuring costs	35	232
Warrant liabilty	2,407	-
Other accrued liabilities	83	163
Deferred revenue	5,413	6,153
Total current liabilities	15,355	14,540
Long-term deferred revenue	1,393	1,772
Other long-term liabilities	20	20
Total liabilities	16,768	16,332

Redeemable convertible preferred stock	477	-
Stockholders' equity	925	520
Total liabilities and stockholders' equity	$18,170	$16,852

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2013	2012

Operating activities
Net loss	$(2,421)	$(709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	48	48
Loss on disposition of property and equipment	2	-
Stock-based compensation expense	485	208
Increase in fair value of warrant liability	139	-
Changes in assets and liabilities:
Accounts receivable (net)	520	(1,135)
Prepaid expenses and other current assets	21	(124)
Other assets	(50)	-
Accounts payable	(100)	535
Accrued restructuring costs	(197)	-
Accrued payroll and related liabilities	(132)	(1,157)
Other accrued liabilities and long term liabilities	(102)	(8)
Deferred revenue	(1,119)	(57)
Net cash used in operating activities	(2,906)	(2,399)

Investing activities
Purchase of property and equipment	(44)	(58)
Proceeds from maturities of short-term investments	-	199
Net cash (used in) provided by investing activities	(44)	141

Financing activities
Credit facility borrowings, net	(439)	-
Employee taxes paid in exchange for restricted stock awards forfeited	(136)	-
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	5,340	(36)
Net cash provided by (used in) financing activities	4,765	(36)

Net increase (decrease) in cash and cash equivalents	1,815	(2,294)
Cash and cash equivalents at beginning of the period	12,098	15,877
Cash and cash equivalents at end of the period	$13,913	$13,583

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2013	2012

Total revenues	$4,372	$4,176
Deferred revenue:
End of period	6,806	6,664
Beginning of period	7,925	6,721
Change in deferred revenue	(1,119)	(57)
Total billings (total revenues plus the change in deferred revenue)	$3,253	$4,119